Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-01419 of Form S-8 of Dover Corporation of our report dated June 21, 2013 appearing in this Annual Report on Form 11-K of Dover Corporation Retirement Savings Plan for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 21, 2013